Exhibit 10.2

Dated the 27th day of September 2005 ADMIRE FAME INVESTS LIMITED GAIN HUGE INVESTMENTS LIMITED SPLENDID FORTUNE INVESTMENTS LIMITED AND GLOBAL INNOVATIVE SYSTEMS INC. AND KO YIN
DEED FOR THE GRANT OF OPTIONS OVER THE SHARES OF HK$1 EACH IN BEIJING ILLUMINATION (HONG KONG) LIMITED
Solicitors

35th Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong Tel: (852) 2511 5100 Fax: (852) 2511 9515 Website: www.prestongates.com Our ref: 53520-00001/NKA/CWF

THIS DEED is made on the 27th day of September 2005

BETWEEN:

(1)
ADMIRE FAME INVESTS LIMITED, a company incorporated in the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Admire Fame”);

(2)
GAIN HUGE INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Gain Huge”);

(3)
SPLENDID FORTUNE INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Splendid Fortune”, together with Admire Fame and Gain Huge are referred to as the “Grantors”);

(4)
GLOBAL INNOVATIVE SYSTEMS INC., a company incorporated under the laws of the State of Nevada, the United States and having its correspondence office at 16/F., Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong, the common shares of which are traded on OTCBB (“GIS”); and

(5)
KO YIN (holder of Hong Kong Permanent Identity Card No. P330688 (0)) and whose correspondence address is at House No. 5, Mantex Villa, Hang Lok Lane, Tung Lo Wan Hill, Tai Wai, New Territories, Hong Kong (the “Guarantor”).

WHEREAS:

(A)
Beijing Illumination (Hong Kong) Limited (the “Company”) is a company incorporated in Hong Kong with limited liability and has an authorised share capital of HK$10,000 divided into 10,000 shares (the “Shares”) of HK$1.00 each, of which 1,250 Shares have been issued and allotted and are fully paid.

(B)	As at the date of this Deed, the Grantors are the legal and beneficial owners of the Option Shares (as defined herein).

(C)
By an agreement (the “Share Purchase Agreement”) dated 27 September 2005 and made by Glory Goal Investment Limited, GIS and the Guarantor, GIS has agreed to acquire 325 Shares from Glory Goal Investment Limited, subject to the terms and conditions therein contained. Pursuant to Clause 13.7 of the Share Purchase Agreement, the Guarantor has agreed to procure the Grantors, and GIS has agreed, to enter into a duly executed option deed in the form of this Deed.

(D)
Each of the Grantors has jointly and severally agreed to grant to GIS the Call Option (as defined herein) to acquire the Initial Option Shares subject to and upon the terms and conditions of this Deed.

(E)	GIS has agreed to grant to the Grantors the Put Option (as defined herein) to require GIS to acquire the Initial Option Shares subject to and upon the terms and conditions of this Deed.

(F)
Admire Fame and GIS have agreed that either of them shall have the Additional Right to require the other to sale or acquire the Additional Option Shares  subject to and upon the terms and conditions of this Deed.

(G)
In consideration of GIS agreeing to enter into this Deed, the Guarantor has agreed to guarantee, among other matters, the due and punctual performance by the Grantors of their obligations under this Deed subject to and upon the terms and conditions of this Deed.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	Unless otherwise expressed or required by the context herein, capitalised terms and expressions used herein shall have the same meanings as those used or defined in the Share Purchase Agreement.

1.2
In this Deed (including the Recitals), the following expressions shall have the following meanings except where the context otherwise requires and in addition to the definitions in the Share Purchase Agreement:

“Additional Option Shares”	72 Shares which shall be sold by Admire Fame and equivalent to 5.76% of the issued share capital of the Company upon Completion;

“Additional Right”	the right to require the sale or acquisition of the Additional Option Shares by either GIS or Admire Fame pursuant to Clause 6;

“Call Option”	the option to require the sale by the Grantors of the Initial Option Shares to GIS subject to and upon the terms and conditions of this Deed;

“Completion”	completion of the sale and purchase of the Option Shares in accordance with the terms and conditions of this Deed;

“Initial Option Shares”
313 Shares, which shall be (i) as between the Grantors, in the proportion of the number of Option Shares set against their respective name in Schedule 1 and (ii) in aggregate equivalent to 25.04% of the issued share capital of the Company upon Completion;

“Option Period”	a period of nine (9) months commencing from the expiry of the sixth month of the Completion Date (within the meaning assigned thereto in the Share Purchase Agreement);

“Option Shares”	the Additional Option Shares and the Initial Option Shares;

“Put Option”	the option to require the purchase by GIS of the Initial Option Shares from the Grantors subject to and upon the terms and conditions of this Deed; and

“this Deed”	this deed for the grant of the Call Option and the Put Option, as amended from time to time.

1.2	References herein to Clauses are, unless the context otherwise requires, to clauses in this Deed

1.3	The headings are inserted for convenience only and shall not affect the construction of this Deed.

2.	CALL OPTION

2.1	The Grantors hereby irrevocably and unconditionally grants to GIS the Call Option to purchase the Initial Option Shares from the Grantors subject to and upon the terms and conditions of this Deed.

2.2	The Call Option can only be exercised in respect of all the Initial Option Shares and can be exercised once only.

2.3
Upon exercise of the Call Option, the Grantors shall as beneficial owners sell and GIS shall purchase all, but not any portion thereof, of the Initial Option Shares free from all Encumbrances and together with all rights attaching thereto as at the date of exercise of the Call Option.

3.	EXERCISE OF THE CALL OPTION

3.1	The Call Option may be exercised by GIS at its sole discretion at any time within the Option Period.

3.2
GIS may exercise the Call Option to require the Grantors to sell all, but not any portion thereof, of the Options Shares to GIS. The Call Option may be exercised by GIS pursuant to the terms of this Deed by serving a Call Option notice on each of the Grantors and the date of exercise of the Call Option shall be the date on which the Call Option notice is received by each of the Grantors.

4.	PUT OPTION

4.1	GIS hereby irrevocably and unconditionally grants to the Grantors the Put Option to require GIS to purchase the Initial Option Shares subject to and upon the Terms and conditions of this Deed.

4.2	The Put Option can only be exercised in respect of all the Initial Option Shares and can be exercised once only.

4.3
Upon exercise of the Put Option, the Grantors shall on as beneficial owners sell and GIS shall purchase all, but not any portion thereof, of the Initial Option Shares free from all Encumbrances and together with all rights attaching thereto as at the date of exercise of the Put Option. GIS shall not be obliged to (but may) any Initial Option Shares unless all the Grantors complete their sale of the Initial Option Shares in accordance with this Deed.

5.	EXERCISE OF THE PUT OPTION

5.1
The Put Option may be exercised by the Grantors at any time within the Option Period, PROVIDED THAT in each of any two months during the Option Period, the profit before taxation and extraordinary items of the Group as shown in the unaudited combined balance sheet of the Group as at the last calendar date of each such month and the unaudited combined profit and loss accounts of the Group ending such date as reviewed by the Independent Accountants or the auditors of the Group for the time being in accordance with the generally accepted accounting practice, standards and principles of Hong Kong shall not be less than HK$3,000,000 and FURTHER THAT the Call Option has not been exercised by GIS.

5.2
The Grantors may exercise the Put Option to require GIS to purchase from the Grantors all, but not any portion thereof, of the Initial Option Shares by serving a Put Option notice on GIS and the date of exercise of the Put Option shall be the date on which the Put Option notice is received by GIS.

6.	ADDITIONAL OPTION

GIS and Admire Fame further agree that upon the exercise of the Call Option or the Put Option (whichever occurs first), either GIS (in the event that the Call Option has been exercised by GIS pursuant to Clause 3) or Admire Fame (in the event that the Put Option has been exercised by the Grantors pursuant to Clause 5) shall have the Additional Right to require the other to sell (in the event that the Call Option has been exercised by GIS pursuant to Clause 3) or acquire (in the event that the Put Option has been exercised by the Grantors pursuant to Clause 5) the Additional Option Shares. The following provisions shall apply in respect of the Additional Right:

(a)
the Additional Right shall be exercisable by either GIS (in the event that the Call Option has been exercised by GIS pursuant to Clause 3) and Admire Fame (in the event that the Put Option has been exercised by the Grantors pursuant to Clause 5), in its absolute discretion, simultaneous upon the exercise of the Call Option or the Put Option and, subject thereto, can only be exercised in respect of all the Additional Option Shares and can be exercised once only; and

(b)
the exercise of the Additional Right shall be made by giving written notice from either GIS or Admire Fame to the other (which notice, once given, shall be irrevocable) simultaneous with the giving of notice of the Call Option or the Put Option (as the case may be).

7.	CONSIDERATION

7.1
The consideration for the sale and purchase of the Initial Option Shares shall be an aggregate amount of HK$70,200,000 (equivalent to US$9,000,000) which shall be satisfied by GIS on Completion by the issue and allotment of an aggregate 7,200,000 common shares (each an “Option Consideration Share” and collectively the “Option Consideration Shares”) of US$0.0001 each in the share capital of GIS to each of the Grantors (in proportion to the number of the Initial Option Shares set out against their respective names in Schedule 1 as nearly as practicable), credited as fully paid at the agreed valuation of US$1.25 per Option Consideration Share.

7.2
The consideration for the sale and purchase of the Additional Option Shares subject to the Additional Right shall be an aggregate amount of HK$16,148,242.50 (equivalent to US$2,070,287.50) which shall be satisfied by GIS on Completion by the issue and allotment of an aggregate 1,656,230 Option Consideration Shares to Admire Fame, credited as fully paid at the agreed valuation of US$1.25 per Option Consideration Share.

7.3
The Option Consideration Shares to be issued and allotted to the Grantors as consideration for the Option Shares pursuant to Clauses 7.1 and 7.2 shall rank pari passu among themselves and with all other common shares of GIS then in issue.

8.	COMPLETION

8.1
Each of the Grantors and GIS shall be bound to complete the sale and purchase of the Initial Option Shares within seven (7) Business Days after the date of exercise of the Call Option or the Put Option (as the case may be) and in the event that the Additional Right has been exercised, each of Admire Fame and GIS shall be bound to complete the sale and purchase of the Additional Option Shares simultaneous with the sale and purchase of the Initial Option Shares.

8.2
Completion shall take place at the offices of Preston Gates & Ellis, legal advisers to the Grantors and the Guarantor at 35th Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong at or before 5:00 p.m. on the date of completion of the Call Option or the Put Option (as the case may be) and the Additional Right.

8.3	At Completion, each of the Grantors shall deliver or cause to be delivered to GIS:

(1)	instrument(s) of transfer in respect of the transfer of the Initial Option Shares and/or the Additional Option Shares duly executed by the relevant Grantor in favour of GIS or its nominee(s);

(2)	share certificate(s) in respect of the Initial Option Shares and/or the Additional Option Shares;

(3)
copy, certified as true and complete by a director of the relevant Grantor, of resolutions of the board of directors of the relevant Grantor approving this Deed and authorising the execution of the same; and

(4)
copy, certified by a director of the Company as true and complete, of the resolutions in such form to the satisfaction of GIS passed by the directors of the Company approving the transfer of the Initial Option Shares and/or the Additional Option Shares to GIS and the registration of such transfer subject to the relevant instrument of transfer being duly presented for registration.

8.4	At Completion, GIS shall:

(1)
deliver to the Grantors duly issued definitive certificate in board lots (as far as is practicable) for trading on OTCBB for the Option Consideration Shares issued and allotted to the Grantors under Clauses 7.1 and 7.2 for the Option Shares in favour of the Grantors (or as it may direct); and

(2)	produce to the Grantors duly executed instrument(s) of transfer in respect of the Option Shares duly executed by GIS.

9.	CONDUCT OF BUSINESS PENDING COMPLETION

Each of the Grantors hereby undertakes jointly and severally with GIS that it shall until Completion take all steps necessary to ensure that except with the consent of GIS, no resolution of the board of directors of the Company or of the Company in general meeting shall be passed and the Company shall not carry out any actions, which shall include, but not limited to, the following:

(1)
the creation or issue of any shares in any member of the Group or the grant of any options over any shares or the uncalled capital of any member of the Group or the issue of any warrant, debentures, securities or other obligations convertible into shares in any member of the Group or enter into any agreement to do any of the same;

(2)
the capitalisation, repayment or other from of distribution of any amount standing to the credit of any reserve of any member of the Group on the redemption or purchase of any shares in any member of the Group or any other reorganisation of share capital;

(3)	the winding-up or liquidation of any member of the Group;

(4)	the alteration of the rights attaching to any of the Sale Shares or the shares or registered capital in any member of the Group;

(5)	the acquisition or disposal of any lease or any other interests in real property owned or occupied by each member of the Group or the creation of any Encumbrance over such property;

(6)	the acquisition or disposal of any property or other asset by each member of the Group if the aggregate sum involved exceeds (or, in the case of a disposal, if the book value exceeds) HK$2,000,000;

(7)
the acquisition or formation by any member of the Group of any subsidiary or the acquisition of any share in any other company or the participation by any member of the Group in any partnership or joint venture;

(8)	the sale or disposal of the whole or a substantial part of the undertaking or the assets of any member of the Group;

(9)	the entering into of any material contract by any member of the Group other than in its usual and ordinary course of business;

(10)
except in the usual and ordinary course of business of the relevant member of the Group, the lending of any moneys (otherwise than by way of deposit with a bank or other institution the normal business of which includes the acceptance of deposit), the granting of any credit or the giving of any guarantee or indemnity;

(11)	the amalgamation or merger of any member of the Group with any other company or concern;

(12)	the alteration of the composition of any board of directors of any member of the Group;

(13)	the making of any capital commitment by any member of the Group;

(14)
the borrowing of any moneys or acceptance of credit facilities by any member of the Group from banks, financial institutions and any other third parties other than in its usual and ordinary course of business; or

(15)	the making, declaration or payment of any dividend or distribution.

10.	GRANTORS WARRANTIES AND INDEMNITIES

10.1
Each of the Grantors and the Guarantor hereby represents, warrants and undertakes to GIS and its successors and assigns that the warranties (the “Grantors Warranties”) set out in Schedule 2 are true and accurate in all material respects on the date of this Deed and will continue to be so up to and including the date of Completion with reference to the facts and circumstances from time to time applying.

10.2
Each of the Grantors Warranties is without prejudice to any other Grantors Warranty and, except where expressly or otherwise stated, no provision in any Grantors Warranty shall govern or limit the extent or application of any other provision in any Grantors Warranty. Each of the Grantors and the Guarantor hereby agrees that GIS shall treat each of the Grantors Warranties as a condition of this Deed.

10.3
Each of the Grantors and the Guarantor hereby agrees to fully indemnify and keeps GIS and its assigns fully indemnified on demand from and against any depletion of assets, all losses, costs and expenses (including legal expenses) which GIS and its assigns may incur or sustain from or in consequence of any of the Grantors Warranties not being correct or fully complied with. This indemnity shall be without prejudice to any of the rights and remedies of GIS and its assigns in relation to any such breach of Grantors Warranties and all such rights and remedies are hereby expressly reserved.

10.4
If it shall be found at any time after Completion that any of the Vendor Warranties is not true, correct and accurate or is not as represented, warranted or undertaken, without prejudice to any other provisions of this Deed, each of the Grantors and the Guarantor shall indemnify GIS on demand on a full indemnity basis, and holds it harmless from and against all liabilities, damages, costs, claims, reduction in net consolidated assets or increase in net consolidated liabilities and all reasonable expenses which GIS may sustain, suffer, or incur as a result of any of the foregoing and each of the Grantors and the Guarantor shall pay to GIS on demand the full amount of any such loss as aforesaid in immediately available funds.

10.5
The Grantors Warranties shall survive Completion and the rights and remedies of GIS in respect of any breach of the Grantors Warranties shall not be affected by Completion, or GIS failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

10.6
Each of the Grantors and the Guarantor undertakes in relation to any Grantors Warranty which refers to the knowledge, awareness, information or belief of each of the Grantors and the Guarantor that it/he has made due and careful enquiry into the subject matter of that Grantors Warranty and that it/he does not have the knowledge, awareness, information or belief that the subject matter of that Grantors Warranty may not be correct, complete or accurate.

10.7	The liability of each of the Grantors and the Guarantor in respect of any breach of the Grantors Warranties shall be limited as provided in this Clause 10.7:

(1)
the Grantors and the Guarantor shall be under no liability in respect of a breach of any of the Grantors Warranties or to indemnify pursuant to this Deed unless the Grantors and the Guarantor shall have received written notice from GIS prior to the date falling on the sixth anniversary of the date of Completion in respect of the Grantors Warranties or the indemnity as aforesaid giving full details of the relevant claim and any such claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been waived at the expiration of three (3) months after the sixth anniversary of the date of Completion unless proceedings in respect thereof shall then have been commenced against the Grantors and the Guarantor;

(2)	the Grantors and the Guarantor shall be under no liability in respect of any breach of the Vendor Warranties or to indemnify as aforesaid:

(i)
if such liability would not have arisen but for something voluntarily done or omitted to be done (other than pursuant to a legally binding commitment created on or before Completion) by GIS or the Company or any member of the Group after Completion and otherwise than in the usual and ordinary course of business;

(ii)	to the extent that such liability arises or is increased as a result only of an increase in rates of taxation made after Completion with retrospective effect; or

(iii)
to the extent that in accordance with applicable law (whether of Hong Kong, the PRC or elsewhere) a note, provision, allowance or reserve in respect thereof was made in the management accounts of the Company provided that, for the avoidance of doubt, to the extent any such note, provision, allowance or reserve is not in accordance with applicable law, the liability of the Grantors and/or the Guarantor in respect thereof shall not be limited or excluded by this sub-Clause (iii).

10.8
The aggregate amount of the liability of the Grantors and the Guarantor in respect of any claim for breach of any of the Grantors Warranties or to indemnify as aforesaid shall not exceed the aggregate amount of the consideration payable pursuant to Clause 7 (or the equivalent thereof).

11.	GIS WARRANTIES

11.1
Subject to Clause 11.7, GIS represents, warrants and undertakes to the Grantors and the Guarantor and their respective successors and assigns that the warranties (the “GIS Warranties”) set out in Schedule 3 set out in are true and accurate in all material aspects on the date of this Deed and will continue to be so on up to and including the date of Completion with reference to the facts and circumstances from time to time applying.

11.2	GIS agrees that the Grantors and the Guarantor may treat each of the GIS Warranties as a condition of this Deed.

11.3
GIS shall indemnify and keep fully and effectively indemnified the Grantors and the Guarantor on demand from and against all losses, costs and expenses which may be incurred by them or any of them in connection with any breach of any of GIS Warranties or their successfully enforcing any claim for any such breach.

11.4
GIS shall be under no liability in respect of a breach of any of the GIS Warranties or to indemnify pursuant to this Deed unless GIS shall have received written notice from the Grantors and the Guarantor prior to the date falling on the sixth anniversary of the date of Completion in respect of the GIS Warranties or the indemnity as aforesaid giving full details of the relevant claim and any such claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been waived at the expiration of three (3) months after the sixth anniversary of the date of Completion unless proceedings in respect thereof shall then have been commenced against GIS.

11.5
The indemnity provided for under Clause 11.4 is without prejudice to any other rights and remedies of the Grantors and the Guarantor in relation to any breach of any of the GIS Warranties and all other rights and remedies are expressly reserved to the Grantors and the Guarantor.

11.6
Each of the GIS Warranties is without prejudice to any other GIS Warranty or other agreements or indemnities entered into between the parties or any of them and, except where expressly stated otherwise, no provision contained in this Deed or other agreements or indemnities shall govern or limit the extent or application of any other provision of this Deed or such other agreements.

11.7	All of the GIS Warranties are deemed to be qualified by GIS’s filings with the Securities and Exchange Commission of the US published up to the date of this Deed.

11.8
No claim by the Grantors or the Guarantor shall be prejudiced, nor shall the amount of any claim by them be reduced, in consequence of any information relating to GIS or its affairs which may at any time have come to the knowledge of any of the Grantors or the Guarantor, and it shall not be a defence to any claim against GIS that any of the Grantors or the Guarantor knew or ought to have known or had constructive knowledge or any information relating to the circumstance giving rise to such claim, subject, in each case, to Clause 11.7.

11.9	The rights and remedies of the Grantors and the Guarantor in respect of any breach of the GIS Warranties shall not be affected by investigations made by or on behalf of them into the affairs of GIS.

11.10	The GIS Warranties shall survive Completion insofar as the same are not fully performed on Completion.

11.11
The aggregate amount of the liability of GIS in respect of any claim for breach of any of the GIS Warranties or to indemnify as aforesaid shall not exceed the aggregate amount of the agreed valuation of the Consideration Shares pursuant to Clause 7 (or the equivalent thereof)

12.	POWER OF ATTORNEY

12.1
As continuing security for the due performance of the Grantors’ obligations in this Deed, each of the Grantors hereby irrevocably and by way of security appoints GIS (the “Grantor’s Attorney”) with full power of substitution and with full power to act alone to be the lawful attorney of each of the Grantors and on its behalf to execute and do any such instrument, act or thing which in the opinion of such Grantor’s Attorney, the Grantors ought to do under the covenants and provisions contained in this Deed. Each of the Grantors agrees to ratify and confirm and covenant to ratify and confirm whatever such Grantor’s attorneys shall lawfully do by virtue of this Clause 12.1.

12.2
As continuing security for the due performance of GIS’s obligations in this Deed, GIS hereby irrevocably and by way of security appoints the Guarantor (the “GIS’s Attorney”) with full power of substitution and each with full power to act alone to be the attorney of GIS and on its behalf to execute and do any such instrument, act or thing which in the opinion of such GIS’s Attorney, GIS ought to do under the covenants and provisions contained in this Deed. GIS agrees to ratify and confirm and covenant to ratify and confirm whatever such GIS’s attorney shall lawfully do by virtue of this Clause 12.2.

13.	FURTHER ASSURANCE

Each party hereto shall, at the costs and expenses of the other party hereto execute, do and perform or procure to be executed, done and performed by other necessary parties all such further acts, agreements, assignments, assurances, deeds and documents as the other party may require effectively to vest the full benefit of this Deed.

14.	GUARANTEE

In consideration of GIS agreeing to purchase the Option Shares, the Guarantor hereby unconditionally and irrevocably guarantees the due and punctual performance and observance by the Grantors of all their obligations and, if and wherever any of the Grantors defaults for any reason whatsoever in the performance of any such obligations, the Guarantor shall forthwith upon demand perform (or procure the performance of) and satisfy (or procure the satisfaction of) such obligations with regard to which such default has been made. As a separate and independent stipulation, the Guarantor hereby covenants and agrees that, subject as is stated herein, any obligation expressed to be undertaken by each of the Grantors which may not be enforceable against it by reason of any legal limitation, disability or incapacity on or of the Grantors or any other fact or circumstance shall nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by him, and the Guarantor was the sole or principal obligor in respect thereof and shall be performed or paid by the Guarantor on demand.

15.	CONFIDENTIALITY

Except in compliance with an order or requirement of a competent court or authority, no general public disclosure regarding this Deed or the terms hereof shall be made by any of the Grantors and GIS without the prior written consent of the other. Each of the Grantors and GIS further agree that they will not, and will procure that their respective directors, officers, employees, representatives and agents not to, disclose to any person who is not a direct participant in discussions concerning the grant of the Call Option and the Put Option, the status of the discussions or negotiations taking place or any of the terms, conditions or other facts with respect to the grant of the Call Option and Put Option.

16.	TIME AND WAIVER

Time shall in every respect be of the essence of this Deed but no failure on the part of any party hereto to exercise, and no delay on its part in exercising any right hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right under this Deed preclude any other or further exercise of it or the exercise of any other right or prejudice or affect any right against any other parties hereto under the same liability, whether joint, several or otherwise. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

17.	PARTIAL INVALIDITY

If at any time one or more provisions of this Deed is or becomes invalid, illegal, unenforceable or incapable of performance in any respect under the laws of any relevant jurisdiction, the validity, legality, enforceability or performance of the remaining provisions hereof in that jurisdiction or the validity, legality, enforceability or performance under the laws of any other relevant jurisdiction of any provisions of this Deed shall not in any way be effected or impaired thereby.

18.	AMENDMENTS

This Deed shall not be amended, supplemented or modified except by instruments in writing signed by all parties hereto.

19.	NOTICES

19.1
Any notice claim, demand, court process, document or other communication to be given under this Deed (collectively “communication” in this Clause 19) shall be in writing in the English language and may be served or given personally or sent to the telex or facsimile numbers (if any) of the relevant party and marked for the attention and/or copied to such other person as specified in Clause 19.5.

19.2
A change of address or telex or facsimile number of the person to whom a communication is to be addressed or copied pursuant to this Deed shall not be effective until five (5) days after a written notice of change has been served in accordance with the provisions of this Clause 19 on all other parties to this Deed with specific reference in such notice that such change is for the purposes of this Deed.

19.3	A party may not designate a non Hong Kong address for the service of communications to it.

19.4
All communications shall be served by the following means and the addressee of a communication shall be deemed to have received the same within the time stated adjacent to the relevant means of despatch:

Means of despatch	Time of deemed receipt

Local mail or courier	24 hours
Telex	on despatch
Facsimile	on despatch
Air courier/speedpost	3 days
Airmail	5 days

19.5
The initial addresses and facsimile numbers of the parties for the service of communications, the person for whose attention such communications are to be marked and the person to whom a communication is to be copied are as follows:

To the Grantors:
	Address:	c/o House No. 5, Mantex Villa, Hang Lok Lane, Tung Lo Wan Hill, Tai Wai, New.Territories, Hong Kong
	Facsimile:	(852) 2759 8811
	Attention:	Mr. Ko Yin

To GIS:	Name:	Global Innovative Systems Inc.
	Address:	16/F., Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong
	Facsimile:	(852) 2546 6878
	Attention:	Board of Directors

To the Guarantor:	Address:	House No. 5, Mantex Villa, Hang Lok Lane,
Tung Lo Wan Hill, Tai Wai,
New.Territories, Hong Kong
	Facsimile:	(852) 2759 0282

19.6
A communication served in accordance with this Clause 19 shall be deemed sufficiently served and in proving service and/or receipt of a communication it shall be sufficient to prove that such communication was left at the addressee’s address or that the envelope containing such communication was properly addressed and posted or despatched to the addressee’s address or that the communication was properly transmitted by telex, facsimile or cable to the addressee. In the case of communication by telex, such communication shall be deemed properly transmitted upon the receipt by the machine sending the telex the telex answerback of the addressee; in the case of facsimile transmission, such transmission shall be deemed properly transmitted on receipt of a report of satisfactory transmission printed out by the sending machine.

19.7	Nothing in this Clause 19 shall preclude the service of communication or the proof of such service by any mode permitted by law.

20.	COSTS AND STAMP DUTY

20.1	Each party shall bear its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Deed.

20.2
All stamp duty (if any) payable in connection with the sale and purchase of the Option Shares shall be borne equally by the Grantors (as between them, in proportion to the number of the Option Shares sold by each of them as nearly as practicable) and GIS.

21.	ASSIGNMENT

This Deed shall be binding upon each party’s successors and assigns and personal representatives and none of the parties hereto may assign or transfer any of its rights and obligations under this Deed.

22.	ENTIRE AGREEMENT

This Deed constitutes the entire agreement between the parties hereto with respect to the matters dealt with herein and supersedes all previous agreements, arrangements, statements, understandings or transactions between the parties hereto in relation to the matters hereof.

23.	GOVERNING LAW, JURISDICTION AND PROCESS AGENTS

23.1	This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

23.2	The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

23.3
Each of the Grantors hereby irrevocably appoints the Guarantor whose correspondence address is at House No. 5, Mantex Villa, Hang Lok Lane, Tung Lo Wan Hill, Tai Wai, New.Territories, Hong Kong as its service agent to accept service or process out of the courts of the Hong Kong in connection with this Deed. Such appointment cannot be revoked and each of the Grantors hereby confirms that any process, writ of action or summonses out of the courts of Hong Kong served either personally on or sent by post (postal prepaid) to the service agent referred to in this Clause 23.3 at the then current address of such service agent shall be and shall be deemed to be served on each of the Grantors and that the failure of the service agent to give any notice of such service of process to each of the Grantors shall not impair or affect the validity of such service or of any judgment based thereon.

23.4
GIS hereby irrevocably appoints Mr. Bondy Tan, holder of Hong Kong Permanent Identity Card No. D 500769 (1)) and whose correspondence address is at 16/F., Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong as its service agent to accept service or process out of the courts of the Hong Kong in connection with this Deed. Such appointment cannot be revoked and GIS hereby confirms that any process, writ of action or summonses out of the courts of Hong Kong served either personally on or sent by post (postal prepaid) to the service agent referred to in this Clause 23.4 at the then current address of such service agent shall be and shall be deemed to be served on GIS and that the failure of the service agent to give any notice of such service of process to GIS shall not impair or affect the validity of such service or of any judgment based thereon.

SCHEDULE 1

DETAILS OF THE GRANTORS’ HOLDINGS OF SHARES AND OPTION SHARES

Name of Grantors	Number of Shares held	Number of Initial Option Shares	Number of Additional Option Shares
Admire Fame	215	143	72
Gain Huge	125	125	-
Splendid Fortune	45	45	-

SCHEDULE 2

GRANTORS WARRANTIES

1.	Recitals

The matters stated in the Recitals to this Deed (save for Recital (E)) are true and correct in all material respects.

2.	The Grantors, the Guarantor and the Company

2.1
Each of the Grantors and the Guarantor has the full power to enter into and perform this Deed and this Deed will, when executed, constitute binding obligations on each of them in accordance with its terms.

2.2
Save as disclosed to GIS, there is no outstanding indebtedness or other liability (actual or contingent) owing by any member of the Group to the Grantors or the Guarantor, any director of a member of the Group or any person connected with the Grantors or the Guarantor nor is there any indebtedness owing to a member of the Group by any such person.

2.3
The Option Shares are issued fully paid and are beneficially owned by the Grantors free from all Encumbrances and the same are freely transferable by the Grantors without the consent, approval, permission, licence or concurrence of any third party.

SCHEDULE 3

GIS WARRANTIES

1.
The audited condensed consolidated financial statements of GIS and its subsidiaries for the year ended 31 March 2005 have been prepared in accordance with generally accepted accounting principles and practice consistently applied and give a true and fair view of the results of operations and assets and liabilities of GIS and its subsidiaries for the year ended and as at the date to which such financial statements have been made up.

2.
GIS has been duly incorporated and is validly existing under the laws of its place of incorporation (namely, the State of Nevada, the US) and has full power, authority and legal right to own its assets and carry on its business.

3.
The Option Consideration Shares represent about 44.44% of the common shares of GIS in issue on the date of this Deed, and about 29% of the common shares of GIS in issue on Completion as enlarged by the issue of the Consideration Shares and the Option Consideration Shares.

4.	The Option Consideration Shares shall, upon issue, rank pari passu among themselves and with all other common shares of GIS then in issue and are free from all Encumbrances.

5.	Since 30 June 2005, there has been no material adverse change to the financial position of GIS and its subsidiaries (taken as a whole).

6.
All information contained in this Deed or in the documents referred to herein and therein and all other information concerning GIS and/or any part or parts of its business operations assets and liabilities (actual or contingent) supplied in the course of the negotiations leading to this Deed to each of the Grantors or its agents was when given true, complete and accurate in all material respects and there is no fact or matter which has not been disclosed which renders any such information or documents untrue, inaccurate or misleading in any material respect at the date of this Deed or which if disclosed might reasonable be expected to influence adversely any of the Grantor’s decision to accept the Option Consideration Shares on the terms of this Deed.

IN WITNESS WHEREOF this Deed has been executed on the day and year first above written.

SEALED with the COMMON SEAL of	)
)
and SIGNED by	)
)
for and on behalf of	)
ADMIRE FAME INVESTS LIMITED	)
in the presence of:	)

SEALED with the COMMON SEAL of	)
)
and SIGNED by	)
)
for and on behalf of	)
GAIN HUGE INVESTMENTS	)
LIMITED	)
in the presence of:	)

SEALED with the COMMON SEAL of	)
)
and SIGNED by	)
)
for and on behalf of	)
SPLENDID FORTUNE	)
INVESTMENTS LIMITED	)
in the presence of:	)

GIS

SIGNED by	)
)
for and on behalf of	)
GLOBAL INNOVATIVE	)
SYSTEMS INC.	)
in the presence of:	)

THE GUARANTOR

SIGNED, SEALED and DELIVERED by	)
KO YIN	)
in the presence of:	)